Exhibit 99.1

FBL Financial Group Presents 2009 Online Annual Report

WEST DES MOINES, Iowa--(BUSINESS WIRE)--March 31, 2010--FBL Financial Group, Inc. (NYSE: FFG) today announced that its 2009 online annual report to shareholders is now available on its website at http://www.fblfinancial.com/2009AnnualReport/.

The report consists of a video letter to shareholders from Chief Executive Officer James E. Hohmann, financial highlights from Chief Financial Officer James P. Brannen, questions and answers, information about the company, its management team and the board of directors, and an interactive timeline. In addition, financial statements and the proxy statement are readily available for viewing or printing. The online annual report’s functionality and multimedia content was designed to provide investors with a better understanding and greater knowledge of FBL Financial Group.

FBL Financial Group is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL Financial Group underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL Financial Group manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. For more information, please visit www.fblfinancial.com.

FFG-1

CONTACT:
FBL Financial Group, Inc.
Kathleen Till Stange, 515-226-6780
Investor Relations Vice President
Kathleen.TillStange@FBLFinancial.com